Exhibit 32.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:                           Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

Ladies and Gentlemen:

In connection with the Quarterly Report of SandRidge Permian Trust (the “Trust”) on Form 10-Q for the quarterly period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the Trustee of the Trust, certifies pursuant to 18 U.S.C. § 1350, that to its knowledge:

(1)                                     The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)                                     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and is not being filed as part of the Report or as a separate disclosure document.

/s/ Sarah Newell
Sarah Newell
Vice President
The Bank of New York Mellon Trust Company, N.A., as Trustee of SandRidge Permian Trust

November 6, 2015